Exhibit 10.1

INCREMENTAL COMMITMENT AGREEMENT

April 24, 2012

Vanguard Health Holding Company II, LLC
20 Burton Hills Boulevard
Suite 100
Nashville, TN  37215

            Re:  Increased Revolving Loan Commitments

Ladies and Gentlemen:

                        Reference is hereby made to the Credit Agreement, dated as of January 29, 2010 (as amended from time to time, the “Credit Agreement,” capitalized terms defined therein being used herein as therein defined), among Vanguard Health Holding Company I, LLC, Vanguard Health Holding Company II, LLC (the “Borrower”), the lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, and the other parties thereto.

                        Each Lender (each an “Incremental Revolving Lender”) party to this letter agreement (this “Agreement”) hereby severally agrees to provide the Increased Revolving Loan Commitment set forth opposite its name on Annex I attached hereto (for each such Incremental Revolving Lender, its “Increased Revolving Loan Commitment”).  Each Increased Revolving Loan Commitment provided pursuant to this Agreement shall be identical to the Revolving Loan Commitments existing prior to the date of this Agreement and shall be subject to the terms and conditions set forth in the Credit Agreement, including Section 1.11 thereof.

                        Each Incremental Revolving Lender agreeing to provide an Increased Revolving Loan Commitment pursuant to this Agreement, the Borrower and the Administrative Agent acknowledge and agree that the Increased Revolving Loan Commitments provided pursuant to this Agreement shall, from and after the Agreement Effective Date (as defined below), constitute “Revolving Loan Commitments” for all purposes of the Credit Agreement and the other Credit Documents.

                        Each Incremental Revolving Lender (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and, to the extent applicable, to become a Lender under the Credit Agreement, (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, (iii) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent and the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender and (v) in the case of each lending institution organized under the laws of a jurisdiction outside the United States that is not currently a Lender under the Credit Agreement, has provided the Administrative Agent with the applicable forms described in Section 4.04(d) of the Credit Agreement certifying as to its entitlement to a complete exemption from United States withholding taxes with respect to all payments to be made under the Credit Agreement and the other Credit Documents.  Upon the satisfaction of each of the following conditions at or prior to 5:00 p.m. (New York City time) on August 31, 2012 (the date of satisfaction of such conditions, the “Agreement Effective Date”), the Increased Revolving Loan Commitment of each Incremental Revolving Lender party hereto shall become effective and each Incremental Revolving Lender shall have all rights and obligations of a Revolving Lender pursuant to the Credit Agreement and the other Credit Documents with respect to its Increased Revolving Loan Commitment: (i) the Administrative Agent shall have received an executed counterpart of this Agreement from each Incremental Revolving Lender, the Administrative Agent, the Swingline Lender, the Issuing Lender, the Borrower and each Guarantor and (ii) each of the actions specified on Annex II hereto shall have been completed.  If the conditions set forth in the preceding sentence have not been satisified at or prior to 5:00 p.m. (New York City time) on August 31, 2012, this Agreement shall terminate, the Increased Revolving Loan Commitments of the Incremental Revolving Lenders hereunder shall not become effective and none of the parties hereto shall have any further obligations hereunder.

                        The Borrower hereby agrees that on or prior to 90 days after the Agreement Effective Date (or such longer period of time as the Administrative Agent shall agree in its reasonable discretion), it shall complete the actions specified on Annex III hereto.

                        The Borrower and each Guarantor each hereby: (i) reaffirms all of its obligations under the Credit Documents after giving effect to the effectiveness of the Increased Revolving Loan Commitments provided hereby and the incurrence of any Obligations with respect to the Increased Revolving Loan Commitments provided hereby (including, without limitation, any Loans made pursuant thereto and Letters of Credit issued thereunder) and (ii) acknowledges and agrees that all Obligations under the Increased Revolving Loan Commitments (including any such Loans and Letters of Credit) shall be entitled to the  benefits of the Security Documents.  Attached hereto as Annex IV are executed resolutions of the Borrower authorizing the incurrence of the Increased Revolving Loan Commitments provided hereunder.

                        The Obligations to be incurred pursuant to the Increased Revolving Loan Commitments provided hereunder are not prohibited by the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument to which the Borrower or any of its Subsidiaries are party (including any such agreement governing Indebtedness).

                        You may accept this Agreement by executing the enclosed copies in the space provided below, and returning a copy of same to us before the close of business on April 27, 2012.  If you do not so accept this Agreement by such time, our Increased Revolving Loan Commitments set forth in this Agreement shall be deemed cancelled.

                        This Agreement may be executed by way of counterparts (including by facsimile or email) by the parties hereto.  Upon the Agreement Effective Date, this Agreement shall constitute a Credit Document and may only be changed, modified or varied by written instrument in accordance with the requirements for the modification of Credit Documents pursuant to Section 14.12 of the Credit Agreement (and, for the avoidance of doubt, the provisions of Section 14.08 of the Credit Agreement shall apply to this Agreement).

*      *      *

                        THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

Very truly yours,

CITICORP NORTH AMERICA, INC.

By:  /s/ Stuart G. Dickson
          Name:  Stuart G. Dickson
          Title:  Vice President

JPMORGAN CHASE BANK, N.A.

By:  /s/ Dawn LeeLum
          Name:  Dawn LeeLum
          Title:  Executive Director

ROYAL BANK OF CANADA

By:  /s/ Sharon M. Liss
          Name:  Sharon M. Liss
          Title:  Authorized Signatory

WELLS FARGO BANK, N.A.

By:  /s/ Kent S. Davis
          Name:     Kent S. Davis
          Title:       Managing Director

Agreed and Accepted this 24th day of April, 2012:

VANGUARD HEALTH HOLDING COMPANY II, LLC

By:     /s/ James H. Spalding
          Name:  James H. Spalding
          Title:    Executive Vice President

VANGUARD HOLDING COMPANY II, INC.
          as Guarantor

By:     /s/ James H. Spalding
          Name:  James H. Spalding
          Title:    Executive Vice President

VANGUARD HEALTH HOLDING COMPANY I, LLC
          as Guarantor

By:     /s/ James H. Spalding
          Name:  James H. Spalding
          Title:    Executive Vice President

VANGUARD HEALTH SYSTEMS, INC.
          as Guarantor

By:     /s/ James H. Spalding
          Name:  James H. Spalding
          Title:    Executive Vice President

Abrazo Medical Group Urgent Care, LLC
BHS Physicians Alliance for ACE, LLC
Central Texas Corridor Hospital Company, LLC
Hospital Development of West Phoenix, Inc.
MacNeal Physicians Group, LLC
Vanguard Health Financial Company, LLC
Vanguard Health Management, Inc.
VHS Acquisition Corporation
VHS Acquisition Subsidiary Number 1, Inc.
VHS Acquisition Subsidiary Number 2, Inc.
VHS Acquisition Subsidiary Number 5, Inc.
VHS Acquisition Subsidiary Number 7, Inc.
VHS Acquisition Subsidiary Number 8, Inc.
VHS Acquisition Subsidiary Number 9, Inc.
VHS Acquisition Subsidiary Number 10, Inc.
VHS Acquisition Subsidiary Number 11, Inc.
VHS Acquisition Subsidiary Number 12, Inc.
VHS Chicago Market Procurement, LLC
VHS Genesis Labs, Inc.
VHS Holding Company, Inc.
VHS Imaging Centers, Inc.
VHS of Anaheim, Inc.
VHS of Arrowhead, Inc.
VHS of Huntington Beach, Inc.
VHS of Illinois, Inc.
VHS of Orange County, Inc.
VHS of Phoenix, Inc.
VHS of South Phoenix, Inc.
VHS Outpatient Clinics, Inc.
Baptist Medical Management Service Organization, LLC
Healthcare Compliance, L.L.C.
MacNeal Health Providers, Inc.
MacNeal Management Services, Inc.
Pros Temporary Staffing, Inc.
Watermark Physician Services, Inc.
VHS of Michigan, Inc.
VHS Children’s Hospital of Michigan, Inc.
            as Guarantors

By:     /s/ James H. Spalding
          Name:  James H. Spalding
          Title:    Executive Vice President

VHS Detroit Businesses, Inc.
VHS Detroit Receiving Hospital, Inc.
VHS Detroit Ventures, Inc.
VHS Harper-Hutzel Hospital, Inc.
VHS Huron Valley-Sinai Hospital, Inc.
VHS Rehabilitation Institute of Michigan, Inc.
VHS Sinai-Grace Hospital, Inc.
VHS University Laboratories, Inc.
VHS Westlake Hospital, Inc.
VHS West Suburban Medical Center, Inc.
VHS Acquisition Subsidiary Number 4, Inc.
Midwest Pharmacies, Inc.
VHS Arizona Heart Institute, Inc.
VHS Valley Management Company, Inc.
            as Guarantors

By:     /s/ James H. Spalding
          Name:  James H. Spalding
          Title:    Executive Vice President

VHS San Antonio Partners, LLC,
            as Guarantor

By: VHS Acquisition Subsidiary Number 5, Inc.,
                        its Member

By: /s/ James H. Spalding
          Name: James H. Spalding
         Title: Executive Vice President

BANK OF AMERICA, N.A.,
as Administrative Agent, Swingline Lender and Issuing Lender

By:/s/ Sarang Gadkari
     Name:    Sarang Gadkari
    Title:       Managing Director

Annex I

INCREASED REVOLVING LOAN COMMITMENTS

Name of Lender	Amount of Increased Revolving Loan Commitment
Citicorp North America, Inc.	$5,000,000.00
JPMorgan Chase Bank, N.A.	$40,000,000.00
Royal Bank of Canada	$40,000,000.00
Wells Fargo Bank, N.A.	$20,000,000.00

Annex II

1.         The Administrative Agent, for the account of each Incremental Revolving Lender, shall have received from or on behalf of the Borrower an upfront fee equal to 0.50% of such Incremental Revolving Lender’s Increased Revolving Loan Commitment pursuant to this Agreement, which upfront fee shall be paid in immediately available funds and once paid will not be refundable under any circumstances.

2.         The Administrative Agent shall have received an opinion of Simpson Thacher & Bartlett LLP, special New York counsel to the Borrower, in form and substance reasonably satisfactory to the Administrative Agent.

3.         With respect to each existing Mortgage, receipt by the Administrative Agent of a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and the applicable Credit Party relating thereto) and, if any such Mortgaged Property is located in a special flood hazard area, evidence of flood insurance to the extent required pursuant to the Credit Agreement.

4.         The Administrative Agent shall have received a certificate, signed by an Authorized Officer of the Borrower, stating that on the Agreement Effective Date, immediately after giving effect to the effectiveness of the Increased Revolving Commitments (i) no Default or Event of Default has occurred and is continuing and (ii) all representations and warranties contained in the Credit Agreement and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of the making of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

Annex III

            With respect to each Mortgaged Property, the Administrative Agent shall have received the following:

                        (i)         an amendment to each existing Mortgage (each, a “Mortgage Amend ment”) duly executed and acknowledged by the applicable Credit Party, and in form for recording in the recording office where such Mortgage was recorded, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof under applicable law, in each case in form and substance reasonably satisfactory to the Administrative Agent and otherwise ap proved by the applicable local counsel for filing in the appropriate juris diction;

                        (ii)        with respect to the Mortgaged Property located in Michigan, a favorable opinion, addressed to the Administrative Agent, the Collateral Agent and
                        the Secured Creditors covering, among other things, the due authorization, execution and delivery and enforceability of the applicable Mortgage and shall otherwise be in form and substance reasonably satisfactory to the
                        Administrative Agent;

                        (iii)       a date down endorsement to the existing Mortgage Policy, which shall be in form and substance reasonably satisfactory to the Administrative Agent and reasonably assures the Collateral Agent as of the date of such endorsement that the Mortgaged Property subject to the lien of such
                        Mortgage is free and clear of all defects and encumbrances except those
                        Liens permitted under such Mortgage;

                        (iv)       such affidavits, certificates, information and instruments of indemnifica tion as shall be required to induce the title insurance company to issue the endorsement to the Mortgage Policy contemplated in this Annex III; and

                        (v)        evidence of payment of all applicable title insurance premiums, search and examination charges, mortgage recording taxes and related charges required for the issuance of the endorsement to the Mortgage Policy contemplated in this Annex II and evidence of payment by the Borrower of all search and examination charges, escrow charges and related charges, and all other fees, charges, costs and expenses required for the recording of the Mortgage Amendment referred to above.

Annex IV

Resolutions

See attached.